As filed with the Securities and Exchange Commission on March 14, 2003
                        Registration No. 333-___________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               AXEDA SYSTEMS INC.
             (Exact name of registrant as specified in its charter)


            Delaware                                     23-2763854
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                                 21 Oxford Road
                         Mansfield, Massachusetts 02048
               (Address of principal executive offices) (Zip Code)

                  AXEDA SYSTEMS INC. 1999 STOCK INCENTIVE PLAN
                          (Full title of the Plan(s) )

                              ROBERT M. RUSSELL JR.
                Chairman of the Board and Chief Executive Officer
                               AXEDA SYSTEMS INC.
                                 21 Oxford Road
                         Mansfield, Massachusetts 02048
                     (Name and address of agent for service)

                                 (508) 337-9200
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
===============================================================================================================================
                                             Amount to be     Proposed Maximum Offering    Proposed Maximum          Amount of
 Title of Securities to be Registered       Registered (1)         Price Per Share      Aggregate Offering Price  Registration Fee
--------------------------------------- -------------------- -------------------------- ------------------------ ------------------
Axeda Systems Inc.
1999 Stock Incentive Plan
-------------------------
Common Stock, $0.001 par value             1,100,000 shares             $0.46(2)            $506,000 (2)             $40.94
--------------------------------------- -------------------- -------------------------- ----------------------- ------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Axeda Systems Inc. 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the Securities Act), on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on March 13, 2003, as reported by the Nasdaq National Market.

                                     PART I

               Information Required in the Registration Statement

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the SEC) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

     Axeda Systems Inc. (the Registrant) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the SEC):

(a) The Registrant's Annual Report on Form 10-K, filed with the SEC on March 5, 2003;

(b) The Registrant's Current Reports on Form 8-K filed with the SEC on February 5, 2003 and March 5, 2003;

(c) The Registrant's Registration Statement No. 000-26287 on Form 8-A12G filed with the SEC on June 7, 1999, together with the amendment thereto on Form 8-A12G/A filed with the SEC on June 24, 1999, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock, and any other amendment or report filed for the purpose of updating such description;

(d) The Registrant's Registration Statement on Form S-8 relating to the Registrant's 1999 Stock Incentive Plan filed with the SEC on February 11, 2002 (File No. 333-82510).

All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the 1934 Act) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 8.  Exhibits

Number    Exhibit
------    -------
  *4 .....Axeda Systems Inc. 1999 Stock Incentive Plan.
   5 .....Opinion and consent of O'Melveny & Myers LLP.
  23.1 ...Consent of KPMG LLP, Independent Auditors.
  23.2 ...Consent of O'Melveny & Myers LLP is contained in Exhibit 5.
  24 .....Power of Attorney. Reference is made to page II-3 of this Registration
            Statement.

* Exhibit 4 is incorporated by reference to Exhibit 99.1 of Registrant's Registration Statement No. 333-94417 on Form S-8 filed with the SEC on January 11, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, Commonwealth of Massachusetts on this 14th day of March, 2003.

                               AXEDA SYSTEMS INC.





By: /s/ Robert M. Russell Jr.
    ---------------------------------
    Robert M. Russell Jr.
    Chairman of the Board and
    Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Axeda Systems Inc., a Delaware corporation, do hereby constitute and appoint Robert M. Russell Jr. and Thomas
J. Fogarty and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                             Title                                                       Date
---------                             -----                                                       ----
/s/ Robert M. Russell Jr.             Chairman of the Board and Chief Executive Officer           March 14, 2003
-------------------------             (Principal Executive Officer)
Robert M. Russell Jr.

/s/ Dale E. Calder                    Director and President                                      March 14, 2003
------------------
Dale E. Calder

/s/ Thomas J. Fogarty                 Chief  Financial  Officer,  Executive  Vice                 March 14, 2003
---------------------                   President and Treasurer
Thomas J. Fogarty                     (Principal Financial and Accounting Officer)

/s/Paul A. Vais                       Director                                                    March 14, 2003
---------------
Paul A. Vais

/s/ Walter L. Threadgill              Director                                                    March 14, 2003
------------------------
Walter L. Threadgill

/s/ Bruce J. Ryan                     Director                                                    March 14, 2003
-----------------
Bruce J. Ryan

/s/ James McDonald                    Director                                                    March 14, 2003
------------------
James McDonald

                                  EXHIBIT INDEX
Number    Exhibit
------    -------
  *4 .....Axeda Systems Inc. 1999 Stock Incentive Plan.
   5 .....Opinion and consent of O'Melveny & Myers LLP.
  23.1 ...Consent of KPMG LLP, Independent Auditors.
  23.2 ...Consent of O'Melveny & Myers LLP is contained in Exhibit 5.
  24 .....Power of Attorney. Reference is made to page II-3 of this Registration
            Statement.

* Exhibit 4 is incorporated by reference to Exhibit 99.1 of Registrant's Registration Statement No. 333-94417 on Form S-8 filed with the SEC on January 11, 2000.

EXHIBIT 5

                       [O'Melveny & Myers LLP Letterhead]

March 13, 2003

Axeda Systems Inc.
21 Oxford Road
Mansfield, MA  19355

         Re:       Registration of Securities of Axeda Systems Inc.

Gentlemen:

In connection with the registration of up to 1,100,000 shares (the "Shares") of Common Stock of Axeda Systems Inc. (formerly Ravisent Technologies Inc.), a Delaware corporation (the "Company"), par value $0.001 per share (the "Common Stock"), under the United States Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the Axeda Systems Inc. 1999 Stock Incentive Plan (the "Plan"), you have requested our opinion set forth below.

In our capacity as such counsel we have examined originals or copies of those corporate and other records of the Company we considered appropriate.

On the basis of such examination and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the Plan, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

                             Respectfully submitted,
                            /s/ O'Melveny & Myers LLP

EXHIBIT 23.1

                              [KPMG LLP Letterhead]

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Axeda Systems Inc.:

We consent to the use of our reports dated February 3, 2003, relating to the consolidated balance sheets of Axeda Systems Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows and related schedule for each of the years in the three-year period ended December 31, 2002, incorporated by reference in this registration statement on Form S-8, which reports appear in the December 31, 2002 annual report on Form 10-K of Axeda Systems Inc.

Our reports refer to a change in the method of accounting for goodwill and other intangible assets.


/s/ KPMG LLP

Philadelphia, Pennsylvania
March 13, 2003